UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  June 27, 2013

(Date of earliest event reported)

THE KROGER CO.

(Exact name of registrant as specified in its charter)

An Ohio Corporation	No. 1-303	31-0345740
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1014 Vine Street

Cincinnati, OH  45201

(Address of principal executive offices)

Registrant’s telephone number:  (513) 762-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.07              Submission of Matters to a Vote of Security Holders.

(a)         June 27, 2013 — Annual Meeting

(b)         The shareholders elected fourteen directors to serve until the annual meeting in 2014, or until their successors have been elected and qualified; approved executive compensation on an advisory basis;  and ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent public accounting firm for the year 2013.  The shareholders defeated a shareholder proposal to recommend a report assessing human rights risks, a shareholder proposal recommending a policy that the Board’s chairman be an independent director, and a shareholder proposal regarding extended producer responsibility for post-consumer package recycling.  The final results are as follows:

To Serve Until 2014	For	Against	Abstain	Broker Non-Votes

Reuben V. Anderson	402,253,712	8,297,227	1,871,891	34,880,003

Robert D. Beyer	401,629,291	8,775,509	2,018,030	34,880,003

David B. Dillon	393,208,207	12,539,614	6,675,009	34,880,003

Susan J. Kropf	406,772,093	3,637,019	2,013,718	34,880,003

John T. LaMacchia	402,053,014	8,289,550	2,080,266	34,880,003

David B. Lewis	404,912,118	5,427,802	2,082,910	34,880,003

W. Rodney McMullen	403,695,399	6,977,166	1,750,265	34,880,003

Jorge P. Montoya	408,139,020	2,131,651	2,152,159	34,880,003

Clyde R. Moore	401,438,717	8,905,963	2,078,150	34,880,003

Susan M. Phillips	408,135,126	2,302,510	1,985,194	34,880,003

Steven R. Rogel	401,123,707	9,144,996	2,154,127	34,880,003

James A. Runde	408,248,246	2,117,170	2,057,414	34,880,003

Ronald L. Sargent	395,218,515	15,056,150	2,148,165	34,880,003

Bobby S. Shackouls	396,827,429	13,475,624	2,119,777	34,880,003

	For	Against	Abstain	Broker Non-Votes
Advisory vote approving executive compensation	398,334,922	11,563,863	2,524,045	34,880,003

	For	Against	Abstain
Approve PricewaterhouseCoopers LLP as auditors for 2013	439,161,641	6,781,989	1,359,203

	For	Against	Abstain	Broker Non-Votes
Shareholder proposal (regarding publishing a report assessing human rights risks)	47,999,340	293,951,989	70,471,501	34,880,003

	For	Against	Abstain	Broker Non-Votes
Shareholder proposal (recommending a policy that the Board’s chairman be an independent director)	88,216,243	322,254,119	1,952,468	34,880,003

	For	Against	Abstain	Broker Non-Votes
Shareholder proposal (regarding extended producer responsibility for post-consumer package recycling)	43,821,543	306,477,702	62,123,585	34,880,003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE KROGER CO.

July 1, 2013	By:	/s/ Paul Heldman
Paul Heldman
Executive Vice President, Secretary
General Counsel